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                                                                     EXHIBIT 11
                             CRA MANAGED CARE, INC.
            Calculation of Shares Used in Determining Earnings Per Share for the Three and Nine Months Ended September 30, 1995 and 1996


                                  THREE MONTHS ENDED       NINE MONTHS ENDED
                                     SEPTEMBER 30,          SEPTEMBER 30,
                                 ---------------------   ---------------------
                                    1995       1996        1995        1996
                                 ---------   ---------   ---------   ---------
Weighted average number of
  shares of common stock
  outstanding during
  the period                     7,216,000   8,896,000   6,098,000   8,074,000

Common stock equivalents,
  under the treasury stock
  method                           135,000     188,000     125,000     187,000
                                 ---------   ---------   ---------   ---------
                                 7,351,000   9,084,000   6,223,000   8,261,000
                                 ---------   ---------   ---------   ---------
                                 ---------   ---------   ---------   ---------

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